UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

TUCANA LITHIUM CORP.
 (Exact name of registrant as specified in its charter)

Nevada	333-149552	75-3266961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155 Las Vegas, NV 89103	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-854-7970

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Assets Purchase Agreement

On May 11, 2012, Tucana Lithium Corp., a Nevada corporation (the “Company”) entered into an Asset Purchase Agreement (the “Assets Purchase Agreement”) with a group of sellers with Alain Champagne as the representative (“the Selling Group”) to acquire from the Selling Group all of the interest in two mining properties known as the Lac Kame and EM-1 both located in the Nemaska area of James Bay, Quebec region of Canada (the “Acquired Mines”), and in exchange, the Company shall issue a total of 2,000,000 shares of the Company’s common stock (the “Shares”) and make a cash payment of $3,000 to the Selling Group(the “Assets Acquisition”). The amount of consideration paid for the Acquired Mines is less than 10% of the total assets of the Company as of the closing of the Assets Acquisition.

In addition, pursuant to the Assets Purchase Agreement, the Company agreed to an additional payment of $50,000 and the issuance of 1,000,000 shares to the Selling Group if and when the Company spends a total of $1,000,000, an additional payment of $100,000 and the issuance of 1,000,000 if and when the Company spends $2,500,000, and an additional payment of $150,000 and the issuance of 1,000,000 shares if and when the Company spends a total of $5,000,000 on the Acquired Mines. The amount of spending by the Company on the Acquired Mines is deemed as an index of any previously unidentified and additional value of the properties. The Company also agreed to pay the Selling Group a 3% net smelter royalty on any commercial producing mineral deposit from the Acquired Mines pursuant to the Assets Purchase Agreement.

The foregoing description of the Assets Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Assets Purchase Agreements attached as Exhibit 10.1 to this Current Report on Form 8-K.

Stock Purchase Agreement

On May 11, 2012, the Company also entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with (i) Pay By The Day Company Inc., a Ontario corporation and a wholly owned subsidiary of the Company (“Pay By The Day”); and (ii) Jordan Starkman, Chief Executive Officer and the sole director of the Company and President of the Subsidiary (“Starkman”), pursuant to which, Starkman acquired all of the issued and outstanding common shares of Pay By The Day, and in exchange, Starkman assumed and agreed to pay, perform and discharge any and a all the liabilities and obligations of Pay By The Day (the “Spin-out”).

The foregoing description of the Stock Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Stock Purchase Agreements attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 with respect to the Spin-out above is incorporated herein by reference in its entirety in response to this Item 2.01.

Item 3.02  Unregistered Sales of Equity Securities

The disclosure in Item 1.01 with respect to the Assets Acquisition above is incorporated herein by reference in its entirety in response to this Item 3.02.

The Shares issued pursuant to the Assets Purchase Agreement to the Selling Group were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and us.

Item 9.01. Financial Statements and Exhibits

 (d) Exhibits:

Exhibit Number	Description
10.1	Assets Purchase Agreement, dated May 11, 2012, by and among the Company and the Seller Group
10.2	Stock Purchase Agreement, dated May 11, 2012, by and among the Company, Pay By The Day Company Inc., and Jordan Starkman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCANA LITHIUM CORP.

Date: May 17, 2012	By:	/s/Jordan Starkman
Jordan Starkman
Chief Executive Officer